EXHIBIT 99.1
FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555


                         EASTGROUP PROPERTIES ANNOUNCES
                           FIRST QUARTER 2008 RESULTS

o    Funds from  Operations of $19.8  Million or $.83 Per Share,  an Increase of
     15.3%
o    Net Income  Available  to Common  Stockholders  of $7.4 Million or $.31 Per
     Share
o Same Property Net Operating Income Growth of 2.6%, 2.7% Before Straight-Line Rent Adjustments
o    $68 Million Invested in Development and Acquisitions During the Quarter
o 20 Development Projects with Estimated Costs of $128 Million Under Construction or In Lease-Up at Quarter-End
o    94.9% Leased, 94.4% Occupied
o Paid 113th Consecutive Quarterly Dividend - $.52 Per Share, an Increase of 4% Compared to the Previous Quarterly Dividend
o Debt-to-Total Market Capitalization of 37.1% at Quarter-End with a Stock Price of $46.46 Per Share
o    Interest Coverage of 3.8x and Fixed Charge Coverage of 3.5x


JACKSON, MISSISSIPPI, April 22, 2008 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three months ended March 31, 2008.

Commenting on EastGroup's funds from operations (FFO) per share for the quarter, David H. Hoster II, President and CEO, stated, "We are pleased with the solid operating results achieved during the first quarter of 2008 in spite of the slowing of the U.S. economy. We were able to combine good property operating results with a number of one-time items to exceed the high point of our first quarter guidance.

"We continued to generate growth in FFO per share with the first quarter of 2008 representing our 15th consecutive quarter of increased FFO per share compared to the previous year's quarter. It was also the 19th consecutive quarter of same property net operating income growth both with and without the straight-lining of rents."

FUNDS FROM OPERATIONS

For the quarter ended March 31, 2008, FFO was $.83 per share compared with $.72 for the same period of 2007, an increase of 15.3% per share. Property net operating income (PNOI) increased 13.3% primarily due to additional PNOI of $1,676,000 from newly developed properties, $1,098,000 from 2007 and 2008 acquisitions and $668,000 from same property growth.

The Company recorded gains on sales of securities of $435,000 during the first quarter of 2008. Lease termination fees, net of bad debt, increased PNOI and FFO by $421,000 for the first three months of 2008 compared to the same quarter in 2007. In the first quarter of this year, the Company also recorded a gain on involuntary conversion of $175,000 due to insurance proceeds that exceeded the basis of the asset. These transactions increased FFO in the first quarter of 2008 by $.04 per share compared to the same period of 2007.

                                     -MORE-

      P.O. Box 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441

FFO for the quarter increased $.06 per share compared to the Company's midpoint guidance of $.77 per share. The increase was due to strong property results combined with the items discussed above.

Same property operating results increased 2.6% for the quarter; 2.7% before straight-line rent adjustments. Rental rate increases on new and renewal leases (4.4% of total square footage) averaged 13.3% for the quarter; 6.4% before straight-line rent adjustments.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release. Reconciliations of FFO and PNOI to Net Income, the most directly comparable GAAP financial measure, are presented in the attached schedule "Reconciliations of Other Reporting Measures to Net Income."

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.31 for the three months ended March 31, 2008, compared to $.25 per share in the same period of 2007. The Company recognized gains on sales of securities, gain on involuntary conversion, and lease termination fee income during the first quarter of 2008. These transactions increased EPS in the first quarter of 2008 by $.04 per share as compared to the same quarter of 2007.

DEVELOPMENT

During the first quarter of 2008, EastGroup transferred four development properties to the portfolio as detailed below:

                                                                                                   Percent         Projected
      Real Estate Properties Transferred                             Date                          Leased         Stabilized
           from Development in 2008                   Size       Transferred         Cost        at 04/22/08       Yield (1)
--------------------------------------------------------------------------------------------------------------------------------
                                                 (Square feet)                  (In thousands)
Beltway Crossing IV, Houston, TX............          55,000       01/21/08       $   3,436          100%             9.7%
Beltway Crossing III, Houston, TX...........          55,000       02/01/08           3,023           87%             9.7%
Southridge XII, Orlando, FL.................         404,000       03/20/08          19,108          100%            10.1%
Arion 18, San Antonio, TX...................          20,000       03/31/08           2,593           91%             9.2%
                                                 ------------                     ----------
   Total Developments Transferred...........         534,000                      $  28,160
                                                 ============                     ==========

(1)  Based on 100% occupancy and rents computed on a straight-line basis.

In February, the Company purchased 9.9 acres of development land in conjunction with a portfolio of properties in Charlotte, North Carolina. Also during the first quarter, EastGroup began construction of World Houston 26 with 59,000 square feet and a projected total investment of $3.3 million.

For the full year, EastGroup expects to have development starts of $60 to $70 million with a total of approximately 1.2 million square feet.

At March 31, 2008, EastGroup had 20 development properties containing 1,815,000 square feet with a projected total cost of approximately $128 million either in lease-up or under construction. These properties were collectively 24% leased at March 31, 2008 and 30% leased at April 22, 2008.

PROPERTY ACQUISITIONS

In February, EastGroup acquired a portfolio of properties in metropolitan Charlotte for a total purchase price of $41.9 million. The portfolio consists of five buildings with 669,000 square feet in four different locations and 9.9 acres of developable land. In total, the buildings are 86% leased to 14 customers and

                                     -MORE-

       P.O. Box 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441
are projected to generate a 6.4% yield at current occupancy and a 7.5% stabilized cash yield at 100% occupancy. This acquisition increased EastGroup's total ownership in Charlotte to over 1.6 million square feet.

DIVIDENDS

EastGroup paid dividends of $.52 per share of common stock in the first quarter of 2008, which was the 113th consecutive quarterly distribution to the Company's common shareholders. This dividend represented an increase of 4% over the previous quarter's distribution and made 2008 the sixteenth consecutive year of dividend increases. The annualized dividend rate of $2.08 per share yields 4.3% on the closing stock price of $48.02 on April 21, 2008.

EastGroup  also paid  quarterly  dividends  of $.4969  per share on its Series D
Preferred Stock on April 15, 2008, to shareholders of record as of March 31, 2008.

STRONG FINANCIAL POSITION

EastGroup's balance sheet continues to be strong and flexible with debt-to-total market capitalization of 37.1% at March 31, 2008. For the year, the Company had an interest coverage ratio of 3.8x and a fixed charge coverage ratio of 3.5x. Total debt at March 31, 2008 was $672.3 million comprised of $539.6 million of fixed rate mortgage debt and $132.7 million of floating rate bank debt.

In January 2008, EastGroup executed a four-year, $200 million unsecured revolving credit facility with a group of seven banks, which was arranged by PNC Capital Markets LLC. The interest rate on the facility is based on the LIBOR index and varies according to total liability to total asset value ratios, with an annual fee of 15-20 basis points.

Under this facility, EastGroup's interest rate is currently LIBOR plus .70% (3.396%) with an annual fee of .20%. The line of credit, which matures in January 2012, can be expanded by $100 million and has an option for a one-year extension. This new line of credit replaced the expiring three-year, $175 million line.

In March 2008, the Company executed a $78 million, non-recourse first mortgage loan secured by properties containing 1.6 million square feet. The loan has a fixed interest rate of 5.50%, a seven-year term and an amortization schedule of 20 years. The proceeds of this mortgage were used to reduce variable rate bank borrowings.

OUTLOOK FOR REMAINDER OF 2008

FFO per share for 2008 is estimated to be in the range of $3.26 to $3.36 ($.06 per share more than our previous estimate). The midpoint was increased from $3.25 per share to $3.31 per share. Diluted EPS for 2008 is estimated to be in the range of $1.07 to $1.17. Guidance was increased due to strong property results as well as the following transactions recorded in the first quarter:

o    Gains on sales of securities of $435,000
o    Termination fees, net of bad debt, of $287,000
o    Gain on involuntary conversion of $175,000

                                     -MORE-

       P.O. Box 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441

The table below reconciles projected net income to projected FFO.

                                                                      Low Range                   High Range
                                                                 Q2 2008     Y/E 2008        Q2 2008      Y/E 2008
                                                                ---------------------------------------------------
                                                                        (in thousands, except per share data)
                                                                ---------------------------------------------------
Net income                                                      $   6,547       28,198         7,023        30,582
Dividends on preferred shares                                        (656)      (2,624)         (656)       (2,624)
                                                                ---------------------------------------------------
Net income available to common stockholders                         5,891       25,574         6,367        27,958
Depreciation and amortization                                      12,561       52,023        12,561        52,023
                                                                ---------------------------------------------------
Funds from operations available to common stockholders          $  18,452       77,597        18,928        79,981
                                                                ===================================================

Diluted shares                                                     23,835       23,835        23,835        23,835

Per share data (diluted):
Net income available to common stockholders                     $    0.25         1.07          0.27          1.17
Funds from operations available to common stockholders          $    0.77         3.26          0.79          3.36

The following assumptions were used:

     o    Average occupancy of 93.5% to 95.5% for the year.
     o    Same property NOI increase of 0% to 2.5% for the year.
     o    Non-same property NOI:
          o    Development  properties  not  transferred  to  the  portfolio  by
               January 1, 2007, contributing PNOI of $.50 per share for 2008.
          o    Acquisitions of operating properties of $10 million in the second half of 2008.
          o Dispositions of operating properties of $20 million on July 1, 2008.
     o Termination fees, net of bad debt, of zero for the remainder of the year.
     o    No sales of land or other nondepreciable real estate.
     o    No gains on sales of securities for the remainder of the year.
     o    Floating rate bank debt at an average rate of 5.4%.
     o New fixed rate debt of $70 million in the third quarter of 2008 at 6.0%.

The Company's 7.95% Series D Cumulative Redeemable Preferred Stock is redeemable at the stated liquidation preference of $33 million on or after July 2, 2008. If redeemed, the original issuance costs of $674,000 would be reported similarly to a preferred dividend and would reduce net income and FFO available to common stockholders by that amount. The redemption and related costs are not included in guidance for 2008.


DEFINITIONS

The Company's chief decision makers use two primary measures of operating results in making decisions: property net operating income (PNOI), defined as income from real estate operations less property operating expenses (before interest expense and depreciation and amortization), and funds from operations available to common stockholders (FFO). EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts' definition, as net income (loss) computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO as defined by the Company refers to FFO available to common stockholders as it excludes dividends on preferred stock.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company's investments in real estate assets and its operating results. The Company believes that the

                                     -MORE-

       P.O. Box 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441
exclusion of depreciation and amortization in the industry's calculations of PNOI and FFO provides supplemental indicators of the properties' performance since real estate values have historically risen or fallen with market conditions. PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs. Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company's financial performance.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its first quarter and review the Company's current operations on Wednesday, April 23, 2008, at 11:00 A.M. Eastern Daylight Time. A live broadcast of the conference call is available by dialing 1-800-862-9098 (conference ID EastGroup) or by webcast through a link on the Company's website at www.eastgroup.net. If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Wednesday, April 23, 2008. The telephone replay will be available until Wednesday, April 30, 2008, and can be accessed by dialing 1-800-695-0715. Also, the replay of the webcast can be accessed through a link on the Company's website at www.eastgroup.net and will be available until Wednesday, April 30, 2008.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available by request by calling the Company at 601-354-3555, or by accessing the report in the reports section of the Company's website at www.eastgroup.net.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona and California. The Company's goal is to maximize shareholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space for location sensitive customers primarily in the 5,000 to 50,000 square foot range. The Company's strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets. EastGroup's portfolio currently includes 25.0 million square feet with an additional 1.7 million square feet of properties under development. EastGroup Properties, Inc. press releases are available on the Company's website.

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not in the present or past tense and can be identified by the words "will," "anticipates," "expects," "believes," or other words or phrases that indicate future trends or events. Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

o    changes in general economic conditions;

o    the extent of tenant defaults or of any early lease terminations;

o the Company's ability to lease or re-lease space at current or anticipated rents;

o    the availability of financing;

o    changes in the supply of and demand for industrial/warehouse properties;

o    increases in interest rate levels;

o    increases in operating costs;

o natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

o    changes in governmental regulation, tax rates and similar matters; and

o other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

                                     -MORE-

       P.O. Box 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved. The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.

                                     -MORE-

       P.O. Box 22728-JACKSON, MS 39225-TEL. 601-354-3555-FAX 601-352-1441

                           EASTGROUP PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                     Three Months Ended
                                                                                          March 31,
                                                                                ----------------------------
                                                                                   2008               2007
                                                                                ----------------------------
REVENUES
Income from real estate operations                                              $   40,245           35,970
Other income                                                                           195               25
                                                                                ----------------------------
                                                                                    40,440           35,995
                                                                                ----------------------------
EXPENSES
Expenses from real estate operations                                                10,880           10,055
Depreciation and amortization                                                       12,418           11,149
General and administrative                                                           2,081            2,029
                                                                                ----------------------------
                                                                                    25,379           23,233
                                                                                ----------------------------

OPERATING INCOME                                                                    15,061           12,762

OTHER INCOME (EXPENSE)
  Equity in earnings of unconsolidated investment                                       80               76
  Gain on sales of land                                                                  7                7
  Gain on sales of securities                                                          435                -
  Interest income                                                                       37               22
  Interest expense                                                                  (7,373)          (6,171)
  Minority interest in joint ventures                                                 (156)            (150)
                                                                                ----------------------------
INCOME FROM CONTINUING OPERATIONS                                                    8,091            6,546
                                                                                ----------------------------

DISCONTINUED OPERATIONS
  Income from real estate operations                                                     -               41
                                                                                ----------------------------
INCOME FROM DISCONTINUED OPERATIONS                                                      -               41
                                                                                ----------------------------

NET INCOME                                                                           8,091            6,587

Preferred dividends-Series D                                                           656              656
                                                                                ----------------------------

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                                     $    7,435            5,931
                                                                                ============================

BASIC PER COMMON SHARE DATA
  Income from continuing operations                                             $     0.31             0.25
  Income from discontinued operations                                                 0.00             0.00
                                                                                ----------------------------
  Net income available to common stockholders                                   $     0.31             0.25
                                                                                ============================

  Weighted average shares outstanding                                               23,684           23,531
                                                                                ============================

DILUTED PER COMMON SHARE DATA
  Income from continuing operations                                             $     0.31             0.25
  Income from discontinued operations                                                 0.00             0.00
                                                                                ----------------------------
  Net income available to common stockholders                                   $     0.31             0.25
                                                                                ============================

  Weighted average shares outstanding                                               23,829           23,769
                                                                                ============================

Dividends declared per common share                                             $     0.52             0.50

                           EASTGROUP PROPERTIES, INC.
            RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                     Three Months Ended
                                                                                          March 31,
                                                                                ----------------------------
                                                                                   2008               2007
                                                                                ----------------------------
RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME:

Income from real estate operations                                              $   40,245           35,970
Expenses from real estate operations                                               (10,880)         (10,055)
                                                                                ----------------------------

PROPERTY NET OPERATING INCOME (PNOI)                                                29,365           25,915

Gain on sales of securities                                                            435                -
Equity in earnings of unconsolidated investment
  (before interest and depreciation)                                                   198              197
Interest income                                                                         37               22
Other income                                                                           195               25
General and administrative expense                                                  (2,081)          (2,029)
                                                                                ----------------------------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND
    AMORTIZATION (EBITDA)                                                           28,149           24,130

Income from discontinued operations (before depreciation and amortization)               -               87
Interest expense (1)                                                                (7,373)          (6,171)
Interest expense from unconsolidated investment                                        (85)             (88)
Minority interest in earnings (before depreciation and amortization)                  (205)            (188)
Gain on sales of land                                                                    7                7
Dividends on Series D preferred shares                                                (656)            (656)
                                                                                ----------------------------

FUNDS FROM OPERATIONS (FFO) AVAILABLE TO COMMON STOCKHOLDERS                        19,837           17,121

Depreciation and amortization from continuing operations                           (12,418)         (11,149)
Depreciation and amortization from discontinued operations                               -              (46)
Depreciation from unconsolidated investment                                            (33)             (33)
Minority interest depreciation and amortization                                         49               38
                                                                                ----------------------------

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                                          7,435            5,931

Dividends on preferred shares                                                          656              656
                                                                                ----------------------------

NET INCOME                                                                      $    8,091            6,587
                                                                                ============================

DILUTED PER COMMON SHARE DATA: (2)
Income from continuing operations                                               $     0.31             0.25
Income from discontinued operations                                                   0.00             0.00
                                                                                ----------------------------
Net income available to common stockholders                                     $     0.31             0.25
                                                                                ============================

Funds from operations available to common stockholders                          $     0.83             0.72
                                                                                ============================

Weighted average shares outstanding for EPS and FFO purposes                        23,829           23,769
                                                                                ============================

(1) Net of capitalized interest of $1,705,000 and $1,440,000 for the three months ended March 31, 2008 and 2007, respectively.

(2) Assumes dilutive effect of common stock equivalents.